PRICING SUPPLEMENT


                        Filed pursuant to Rule 424(b)(5)
            Registration Statement Nos. 333-129157 and 333-129157-01
                  Pricing Supplement No. 2 Dated April 6, 2006
                     (To Prospectus dated March 15, 2006 and
                           Prospectus Supplement dated
                                 March 15, 2006)
                                CUSIP: 02003MAR5


                          Allstate Life Global Funding
                       Callable Secured Medium Term Notes
                                 Issued Through
                    Allstate Life Global Funding Trust 2006-2

         The description in this pricing supplement of the particular terms of the Secured Medium Term Notes offered hereby (the "Notes"), the Funding Agreement(s) (specified below) issued by Allstate Life Insurance Company ("Allstate Life") and deposited into Allstate Life Global Funding Trust 2006- 2 (the "Trust") by Allstate Life Global Funding ("Global Funding") and the Funding Note (specified below) issued by Global Funding to the Trust supplements the description of the general terms and provisions of the notes, the funding agreements and the funding notes set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

         The Notes will represent the obligations of the issuing entity only and will not represent the obligations of, or interest in, any other person or entity, including Global Funding, Allstate Life or any of their respective affiliates. The Notes will constitute asset-backed securities within the meaning of Regulation AB under the Securities Act of 1933, as amended.


                                    THE NOTES

Principal Amount:  $750,000,000                              Agent(s) Discount:  0.1500%

Issue Price:  100%                                           Original Issue Date:  April 12, 2006

Net Proceeds to the Trust:  $748,875,000                     Stated Maturity Date:
                                                                     Initial Maturity Date:  May 4, 2007, or if
                                                                     such day is not a Business Day, the immediately
                                                                     preceding Business Day

                                                                     Final Maturity Date:  May 4, 2011, or if such day
                                                                     is not a Business Day, the immediately preceding
                                                                     Business Day

Specified Currency:  U.S. Dollars                            Depositary: The Depository Trust Company


Interest Payment Dates: The 4th of each month, commencing    Interest Reset Dates: The 4th of each month; provided that
on May 4, 2006; provided that if                             if any Interest Reset Date would



any Interest Payment Date would otherwise be a day that      otherwise be a day that is not a Business Day, such Interest
is not a Business Day, such Interest Payment Date shall      Reset Date shall be the immediately succeeding Business Day,
be the immediately succeeding Business Day, except that,     except that, if such Business Day is in the succeeding calendar
if such Business Day is in the succeeding calendar month,    month, such Interest Reset Date shall be the immediately
if such Business Day is in the shall be the immediately      preceding Business Day.  However, this convention will not
preceding Business Day.  However, this convention will not   extend beyond any Final Maturity Date.
extend beyond any Final Maturity Date.  The final Interest
Payment Date for the Notes, or any portion of the Notes
maturing prior to the Final Maturity Date, will be the
relevant maturity date and interest for the final Interest
Period will accrue from and including the Interest Payment
Date immediately preceding such maturity date to but
excluding the relevant maturity date.

Initial Interest Payment Date:  May 4, 2006                  Initial Interest Reset Date: May 4, 2006

Regular Record Date:                                         15 calendar days prior to the Interest Payment Date

Fiscal Year of Trust (not applicable unless different than as specified in the prospectus and prospectus supplement):

Type of Interest Rate:                                       [ ] Fixed Rate  [X] Floating Rate

Fixed Rate Notes:                                            [ ] Yes  [X] No.  If, Yes,

Interest Rate:

Floating Rate Notes:                                         [X] Yes  [ ] No.  If, Yes,
Regular Floating Rate Notes:                                 [X] Yes  [ ] No.  If, Yes,
         Interest Rate:                                      Interest Rate Basis plus Spread
         Interest Rate Basis(es):                            See below

Inverse Floating Rate Notes:                                 [ ] Yes  [X] No.  If, Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes:                              [ ] Yes  [X] No.  If, Yes,
         Floating Interest Rate:
         Interest Rate Basis(es):
         Fixed Interest Rate:
         Fixed Rate Commencement Date:

                                       2

Initial Interest Rate*, if any:                              The Initial Interest Rate for the Notes offered by this
                                                             Pricing Supplement will be based on an interpolated one
                                                             month LIBOR rate minus 0.02% determined in accordance with the provisions of this Pricing Supplement and the
                                                             Prospectus Supplement subject to adjustment in accordance
                                                             with the Modified Following Adjusted Business Day
                                                             convention.


Interest Rate Basis(es). Check all that apply:
         [  ] CD Rate                                        [  ] Federal Funds Rate
         [  ] CMT Rate                                       [X ] LIBOR
         [  ] Commercial Paper Rate                          [  ] EURIBOR
         [  ] Constant Maturity Swap Rate                    [  ] Prime Rate
         [  ] Eleventh District Cost of Funds                [  ] Treasury Rate
         [  ] Federal Fund Open Rate

If LIBOR:

LIBOR Page:                                                  3750

[X] LIBOR Moneyline Telerate:                                [ ] LIBOR Reuters:

LIBOR Currency:                                              U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:

If CMT Moneyline Telerate Page 7052:                         [ ] Weekly Average

                                                             [ ] Monthly Average

Designated CMT Maturity Index:

Index Maturity:                                              One month

Spread (+/-):                                                See Additional Provisions for Floating Rate Notes

Spread Multiplier:                                           Not applicable

Interest Reset Date(s):                                      Each Interest Payment Date

Interest Determination Date(s):                              The second London banking day preceding the related
                                                             Interest Reset Date

Maximum Interest Rate, if any:                               Not applicable

                                       3

Minimum Interest Rate, if any:                               Not applicable

* From the Original Issue Date to the Initial Interest Payment Date, the Initial
Interest Rate shall be deemed to be:

Calculation Agent, if any:                                   J.P. Morgan Trust Company, National Association

Exchange Rate Agent, if any:                                 Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:                                            [ ] Yes  [X] No.  If, Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Discount Notes:                                              [ ] Yes  [X] No.  If, Yes,
         Total Amount of Discount:
         Initial Accrual Period of Discount:
         Additional/Other Terms:

Redemption Provisions:                                       [X] Yes  [] No.  If, Yes,
         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage:
Additional/Other Terms:
                                                             See Additional Provisions for Floating Rate Notes

Reduction (if any):
         Redemption:                                         [ ] In whole only and not in part
                                                             [ ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                   [ ] Yes  [X] No.  If, Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                          [ ] In whole only and not in part
                                                             [ ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

                                       4

Securities Exchange Listing:                                 [ ] Yes  [X] No.  If Yes, Name of Exchange:

Authorized Denominations:                                    $1,000

Ratings:

The Notes issued under the Program are rated "AA" by Standard & Poor's, a division of The Mc-Graw Hill Companies, Inc.
("S&P").  It is anticipated that Moody's Investors Service, Inc. ("Moody's") will rate the Notes "Aa2" on the Original
Issue Date.

Agent(s) Purchasing Notes as Principal: [X ] Yes [ ] No. If Yes,

Agent(s)                                                              Principal Amount
Morgan Stanley & Co. Incorporated                                     $250,000,000
Banc of America Securities LLC                                        $250,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                    $250,000,000
                                                                      ------------
Total:                                                                $750,000,000
                                                                      ============

Agent(s) Acting as Agent: [ ] Yes [X] No. If Yes,

Additional/Other Terms:                                               Morgan Stanley & Co. Incorporated, Banc of
                                                                      America Securities LLC and Merrill Lynch, Pierce,
                                                                      Fenner & Smith Incorporated have agreed to
                                                                      reimburse Allstate Life Insurance Company for
                                                                      certain costs and expenses relating to the
                                                                      offering, sale and issuance of the Notes and
                                                                      maintenance of the Program.

Special Tax Considerations:                                           See Special Tax Considerations



                  ADDITIONAL PROVISIONS FOR FLOATING RATE NOTES

EXTENSION ELECTION:

         The Notes will mature on the Initial Maturity Date, unless the maturity of all or any portion of the principal amount of the Notes is extended in accordance with the procedures described below. In no event will the maturity of the Notes be extended beyond the Final Maturity Date.

         During the notice period for each Election Date (as defined below), you may elect to extend the maturity of your Notes with respect to all or any portion of the Principal Amount equal to $1,000 and integral multiples of $1,000 in excess thereof so that the maturity of your Notes with respect to the entire Principal Amount or such portion thereof will be extended to the date occurring 366 calendar days from, and including, the 4th day of the month immediately following such Election Date. However, if that 366th calendar day is not a Business Day, the maturity of your Notes with respect to the entire Principal Amount or such portion thereof will be extended to the immediately preceding Business Day. The Election Dates will be the 4th calendar day of each month from, and including, May 4, 2006 to, and including, April 4, 2010, whether or not any such day is a Business Day.

         To make your election effective on any Election Date, you must deliver to J.P. Morgan Trust Company, National Association, the Paying Agent for the Notes, through the normal clearing system channels described in more detail below, a notice of election (each, an "Election Notice") during the notice period for that Election Date. The notice period for each Election Date will begin on the fifth Business Day prior to the Election Date and end on the Election Date; provided, however, that if the Election Date is not a Business Day, the notice period will be extended to the next day that is a Business Day. Your Election Notice must be delivered to the Paying Agent no later than 12:00 p.m., New York City time, on the Election Date. Upon delivery to the Paying Agent of an Election Notice to extend the maturity of the Notes with respect to all or any portion of the Principal Amount equal to $1,000 and integral multiples of $1,000 in excess thereof during a notice period, that election will be revocable during each day of such notice period, until 12:00 p.m., New York City time, on the last Business Day in such notice period, at which time such Election Notice will become irrevocable.

         The Notes are issued in registered global form and remain on deposit with DTC, the depositary for the Notes. Therefore, you must exercise the option to extend the maturity of your Notes through the depositary. To ensure that the depositary receives timely notice of your election to extend the maturity of all or a portion of your Notes, so that it can deliver notice of your election to the Paying Agent prior to the close of business in New York City on the last Business Day in the notice period, you must instruct the direct or indirect participant through which you hold an interest in the Notes in accordance with the then applicable operating procedures of the depositary.

         The depositary must receive any notice of election from its participants no later than 12:00 noon (New York City time) on the last Business Day in the notice period for the depositary to deliver timely notice of your election to the Paying Agent. Different firms have different deadlines for accepting instructions from their customers. You should consult the direct or indirect participant through which you hold an interest in the Notes to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.

         If you do not make an election to extend the maturity of your Notes with respect to all or any portion of the Principal Amount equal to $1,000 or any multiple of $1,000 in excess thereof during the notice period for any Election Date, the Principal Amount or any portion thereof equal to $1,000 or any multiple of $1,000 in excess thereof for which you have failed to make such an election will become due and payable on the date that is 366 calendar days from, and including, such Election Date or, if such 366th calendar day is not a Business Day, the immediately preceding Business Day. The principal amount of the Notes for which such election is not exercised will be represented by a note issued on such Election Date. The note so issued will have the same terms as the Notes, except that it will not be extendible, will have a separate CUSIP number, its maturity date will be the date that is 366 calendar days from, and including, such Election Date or, if such 366th calendar day is not a Business Day, the immediately preceding Business Day and will be subject to Contingent Redemption as described below. The failure to elect to extend the maturity of all or any portion of the Notes will be irrevocable and will be binding upon any subsequent holder of such Notes.

         If, with respect to any Election Date you do not make an election to extend the maturity of your Notes with respect to all or any portion of the Principal Amount equal to $1,000 or any multiple of $1,000 in excess thereof, the Issuer may, at its option, redeem all or any portion of the Principal Amount equal to $1,000 or any multiple of $1,000 in excess thereof for which you have failed to make such an election on each Interest Payment Date in respect of any such amount other than the Maturity Date applicable thereto (each, a "Contingent Redemption Date") together with any unpaid interest accrued thereon up to but excluding the applicable Contingent Redemption Date. The Issuer shall give a written notice of redemption to you not more than 20 days nor less than 15 days prior to the
Contingent Redemption Date. The Issuer shall give written notice of redemption (each, a "Notice of Redemption") to each holder of the Senior Extendible Securities to be redeemed not more than 20 days nor less than 15 days prior to the applicable Contingent Redemption Date. Each such Notice of Redemption shall state: (i) the Contingent Redemption Date; (ii) the Redemption Price; (iii) if less than all outstanding Notes of the Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed; (iv) in case any Note is to be redeemed in part, on and after the applicable Contingent Redemption Date upon surrender of the Note Certificate representing such Note, that the holder of such Note will receive, without charge, a new Note Certificate representing an authorized denomination of the principal amount of such Note remaining unredeemed; (v) that on the applicable Contingent Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and if applicable, that interest thereon shall cease to accrue on and after the applicable Contingent Redemption Date; (vi) the place or places where each applicable Note Certificate representing such Note or Notes is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon to the applicable Contingent Redemption Date; and (vii) the CUSIP number or any other numbers used to identify such Notes.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in London and New York, New York.

SPREAD:

         The table below indicates the applicable Spread for the Interest Reset Dates occurring during each of the indicated periods.


For Interest Reset Dates occurring:                                             Spread:

        From, and including, the Issue Date to but excluding May 4, 2007        Minus 0.02%

        From, and including, May 4, 2007 to but excluding May 4, 2008           Plus 0.00%

        From, and including, May 4, 2008 to but excluding May 4, 2009           Plus 0.02%

        From, and including, May 4, 2009 to but excluding May 4, 2010           Plus 0.03%

        From, and including, May 4, 2010 to but excluding May 4, 2011           Plus 0.03%


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                            THE FUNDING AGREEMENT(S)


Funding Agreement Issuer:                                             Allstate Life Insurance Company

Funding Agreement No.:                                                FA - 41092




Deposit Amount:                                                       $750,000,000

Issue Price:                                                          100%

Net Deposit Amount:                                                   $748,875,000



Effective Date:                                                       April 12, 2006

Specified Currency:                                                   U.S. Dollars

Interest Payment Dates:                                               The 4th of each month, commencing on May 4, 2006;
                                                                      provided that if any Interest Payment Date would
                                                                      otherwise be a day that is not a Funding Agreement
                                                                      Business Day, such Interest Payment Date shall be the
                                                                      immediately succeeding Funding Agreement Business Day,
                                                                      except that, if such Funding Agreement Business Day is
                                                                      in the succeeding calendar month, such Interest Payment
                                                                      Date shall be the immediately preceding Funding Agreement
                                                                      Business Day. However, this convention will not extend
                                                                      beyond any Final Maturity Date.  The final Interest
                                                                      Payment Date for the Funding Agreement, or any
                                                                      portion of the Funding Agreement maturing prior
                                                                      to the Final Maturity Date, will be the relevant
                                                                      maturity date and interest for the final Interest
                                                                      Accrual Period will accrue from and including the
                                                                      Interest Payment Date immediately

                                       8

                                                                      preceding such maturity date to but excluding the relevant maturity date.

Initial Interest Payment Date:                                        May 4, 2006


Interest Reset Dates:                                                 The 4th of each month;  provided that if any Interest
                                                                      Reset Date would otherwise be a day that is not a Funding
                                                                      Agreement Business Day, such Interest Reset Date shall be
                                                                      the immediately succeeding Funding Agreement Business Day, except that, if such Funding Agreement Business Day
                                                                      is in the succeeding  calendar  month,  such Interest Reset
                                                                      Date shall be the  immediately preceding  Funding Agreement
                                                                      Business Day.  However,  this  convention  will not extend beyond any Funding Agreement Maturity Date.

Initial Interest Reset Date:                                          May 4, 2006

Type of Interest Rate:                                                [ ] Fixed Rate  [X] Floating Rate

Fixed Rate Funding Agreement:                                         [ ] Yes  [X] No.  If Yes,

Interest Rate:

Floating Rate Funding Agreement:                                      [X] Yes  [ ] No.  If Yes,

Floating Rate Funding Agreement:                                      [X] Yes  [ ]  No.  If Yes,
         Interest Rate:                                               Interest Rate Basis plus Spread
         Interest Rate Basis(es):                                     See below

Inverse Floating Rate Funding Agreement:                              [ ] Yes  [X] No.  If Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:                           [ ] Yes  [X] No.  If Yes,


         Floating Interest Rate:
         Interest Rate Basis(es):
            Fixed Interest Rate:
            Fixed Rate Commencement Date:

Initial Interest Rate, if any:                                        The Initial Interest Rate for the



                                       9

                                                                      Funding Agreement offered by this Pricing Supplement
                                                                      will be based on an interpolated one month LIBOR rate
                                                                      minus 0.02% determined in accordance with the provisions of this Pricing Supplement and the Prospectus Supplement
                                                                      subject to adjustment in accordance with the Modified
                                                                      Following Adjusted Business Day convention.

Interest Rate Basis(es).  Check all that apply:
         [  ]  CD Rate
         [  ]  CMT Rate                                               [  ]  Commercial Paper Rate
         [  ]  Constant Maturity Swap Rate                            [  ]  Eleventh District Cost of Funds Rate
         [X ]  LIBOR                                                  [  ]  Federal Funds Open Rate
         [  ]  EURIBOR                                                [  ]  Federal Funds Rate
         [  ]  Prime Rate                                             [  ]  Treasury Rate
If LIBOR:

LIBOR Page:                                                           3750

[X]  LIBOR Moneyline Telerate:                                        [  ]  LIBOR Reuters:

LIBOR Currency:                                                       U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:

                                                                      [  ]  Weekly Average
If CMT Moneyline Telerate Page 7052:                                  [  ]  Monthly Average

Designated CMT Maturity Index:

Index Maturity:                                                       One month

Spread:                                                               See Additional Provisions for Floating Rate Notes

Spread Multiplier:                                                    Not applicable

Interest Reset Date(s):                                               Each Interest Payment Date

Interest Determination Date(s):                                       The second London banking day preceding the
                                                                      related Interest Reset Date

Maximum Interest Rate, if any:                                        Not applicable


                                       10

Minimum Interest Rate, if any:                                        Not applicable

* From the Original Issue Date to the Initial Interest Payment Date, the Initial
Interest Rate shall be deemed to be:

Calculation Agent, if any:                                            J.P. Morgan Trust Company, National Association

Day Count Convention:                                                 Actual/360

Amortizing Funding Agreement:                                         [  ] Yes  [X] No.  If Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Additional/Other Terms:

Discount Funding Agreement:                                           [  ] Yes  [X] No.  If Yes,

Total Amount of Discount:
         Initial Accrual Period of Discount:

         Additional/Other Terms:

Redemption Provisions:                                                [X] Yes  [  ] No. If Yes,

         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage Reduction
         (if any):
         Redemption:                                                  [  ] In whole only and not in part
                                                                      [  ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                            [  ] Yes  [X] No.  If Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                                   [  ] In whole only and not in part
                                                                      [  ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:

                                       11

The Funding Agreements issued under the Program are rated AA by S&P. It is anticipated that the Funding Agreement(s) will be rated Aa2 by Moody's on the Original Issue Date.

Additional/Other Terms, if any:                                       See Additional Provisions Relating to the Funding
                                                                      Agreement

Special Tax Considerations:



             ADDITIONAL PROVISIONS RELATING TO THE FUNDING AGREEMENT

         Funding Agreement No. FA-41092 (the "Funding Agreement") shall be in effect from April 12, 2006 until the Funding Agreement Initial Maturity Date (as defined below), or, if such day is not a Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day, unless such date is extended with respect to all or a portion of the principal amount of the Funding Agreement on the initial Funding Agreement Election Date (as defined below) in accordance with the procedures described below. In no event will the maturity of the Funding Agreement be extended beyond the Funding Agreement Maturity Date (as defined below).

         During the notice period for each Funding Agreement Election Date (as defined below), the Owner (as defined in the Funding Agreement) may elect to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 and integral multiples of $1,000 in excess thereof so that the maturity of the Funding Agreement with respect to the entire principal amount or such portion thereof will be extended to the date occurring 366 calendar days from, and including, the 4th day of the month immediately following such Funding Agreement Election Date. However, if that 366th calendar day is not a Funding Agreement Business Day, the maturity of the Funding Agreement with respect to the entire principal amount or such portion thereof will be extended to the immediately preceding Funding Agreement Business Day.

         To make the Owner's election effective on any Funding Agreement Election Date, the Owner must deliver to Allstate Life Insurance Company ("Allstate Life") a notice of election (each, a "Funding Agreement Election Notice") during the notice period for that Funding Agreement Election Date. The notice period for each Funding Agreement Election Date will begin on the fifth Funding Agreement Business Day prior to the Funding Agreement Election Date and end on the Funding Agreement Election Date; provided, however, that if the Funding Agreement Election Date is not a Funding Agreement Business Day, the notice period will be extended to the next day that is a Funding Agreement Business Day. The Owner's Funding Agreement Election Notice must be delivered to Allstate Life no later than 6:00 p.m., New York City time, on the last Funding Agreement Election Date. Upon delivery to Allstate Life of a Funding Agreement Election Notice to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 and integral multiples of $1,000 in excess thereof during a notice period, that election will be revocable during each day of such notice period, until 12:00 p.m., New York City time, on the last Funding Agreement Business Day in such notice period, at which time such Funding Agreement Election Notice will become irrevocable.

         If the Owner of the Funding Agreement does not make an election to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 or any multiple of $1,000 in excess thereof during the notice period for any Funding Agreement Election Date, the principal amount or any portion thereof equal to $1,000 or any multiple of $1,000 in excess thereof for which the Owner has failed to make such an election will become due and payable on the date that is 366 calendar days from, and including, such Funding Agreement Election Date or, if such 366th calendar day is not a Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day.

         The "Funding Agreement Initial Maturity Date" will be May 4, 2007, or, if such day is not a

Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day.

         The "Funding Agreement Maturity Date" will be May 4, 2011, or, if such day is not a Funding Agreement Business Day, the immediately preceding Funding Agreement Business Day.

         The "Funding Agreement Election Dates" will be the 4th calendar day of each month from, and including, May 4, 2006 to, and including, April 4, 2010, whether or not any such day is a Funding Agreement Business Day.

         "Funding Agreement Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York and London.

         If, with respect to any Funding Agreement Election Date, the Owner does not make an election to extend the maturity of the Funding Agreement with respect to all or any portion of the principal amount equal to $1,000 or any multiple of $1,000 in excess thereof, Allstate Life may, at its option, redeem all or any portion of the principal amount equal to $1,000 or any multiple of $1,000 in excess thereof for which the Owner has failed to make such an election on each interest payment date under the Funding Agreement in respect of any such amount other than the Funding Agreement Maturity Date applicable thereto (each, a "Funding Agreement Contingent Redemption Date") together with any unpaid interest accrued thereon up to but excluding the applicable Funding Agreement Contingent Redemption Date.

         Allstate Life shall give a written notice of prepayment to the Owner not more than 20 days nor less than 15 days prior to the Funding Agreement Contingent Redemption Date.


                                THE FUNDING NOTE

Funding Note Issuer:                                Allstate Life Global Funding

Funding Note No.:                                   FA - 41092

Principal Amount:                                   $750,000,000

The Funding Note will otherwise have payment and other terms substantially similar to the Funding Agreement(s) and the Notes, except that the terms of the Funding Note will provide that it will be cancelled immediately upon the sale of, and deposit into, the Trust by Global Funding of the Funding Agreement(s).


                           SPECIAL TAX CONSIDERATIONS

         The following summary supplements, and should be read in conjunction with, the discussion set forth under "United States Federal Income Tax Considerations" in the accompanying Prospectus Supplement.

         An election to extend the maturity of all or any portion of the principal amount of the Notes in accordance with the procedures described in this Pricing Supplement should not be a taxable event for U.S. federal income tax purposes. In addition, if the Trust fails to redeem the Notes on a Contingent Prepayment Date, such failure to redeem the Notes should not be a taxable event for U.S. federal income tax purposes.

         Under the OID Treasury regulations promulgated under the Original Issue Discount ("OID") provisions of the Internal Revenue Code of 1986, as amended (the "Code") governing debt instruments issued with original issue discount (referred to as the "OID Regulations"), for purposes of determining the yield and maturity of a debt instrument that provides the holder with an unconditional option or options (for example, an option to extend the maturity of a debt instrument) exercisable on one or more dates during the term of the debt instrument, a holder is deemed to exercise or not exercise an option or combination of options in a manner that maximizes the yield on the debt instrument. Since the Spread for the interest rate on the Notes will periodically increase during the term of the Notes from an initial amount equal to minus 0.02% to an amount equal to plus 0.03%, under the OID Regulations, the maturity date of the Notes for U.S. federal income tax purposes should be May 4, 2011 (the "Final Maturity Date") and not the Initial Maturity
Date. This is because the original holders of the Notes should be deemed to elect to extend the maturity of all of the principal amount of the Notes to the Final Maturity Date.

         The Treasury regulations governing modifications of debt instruments (referred to herein as the "Modification Regulations") provide, in substantive part, that the exercise of an option by a holder of a debt instrument to extend the final maturity date of a debt instrument is a taxable event if, based on all the facts and circumstances, such extension of the final maturity date results in the material deferral of scheduled payments. The Modification Regulations provide a "safe-harbor" period in which the extension of the final maturity date is not a material deferral of scheduled payments. The "safe-harbor" period begins on the original maturity date of the debt instrument and extends for a period equal to the lesser of five years or 50 percent of the original term of the debt instrument. The Modification Regulations do not specifically address the determination of maturity dates and debt instruments such as the Notes (including their economic equivalence to an approximately five year debt instrument containing put options). Since the Notes, as of the original issue date, should be treated as maturing on the Final

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


Maturity Date, an election to extend the maturity of all or any portion of the principal amount of the Notes, based upon both the OID Regulations and the Modification Regulations, should not be treated as a modification and thus should not be treated as a taxable event for U.S. federal income tax purposes.

         In addition, the Notes should not constitute contingent payment debt instruments that would be subject to the Treasury regulations governing contingent payment obligations (the "Contingent Payment Regulations"). Furthermore, the Notes should not be considered to have OID for U.S. federal income tax purposes as the difference between the stated redemption price at maturity and the issue price of the Notes should be less than the de minimis amount specified by the relevant provisions of the Code and the Treasury regulations issued thereunder.

         By purchasing the Notes, investors will be deemed to agree to report the U.S. federal income tax consequences of their ownership of the Notes consistently with the foregoing discussion.

         Prospective investors should note that no assurance can be given that the Internal Revenue Service (the "IRS") will accept, or that the courts will uphold, the characterization and the tax treatment of the Notes described above. If the IRS were successful in asserting that an election to extend the maturity of all or any portion of the principal amount of the Notes is a taxable event for U.S. federal income tax purposes, then investors would be required to recognize gain, if any, upon the exercise of such election. Also, if the IRS were successful in asserting that the Notes were subject to the Contingent Payment Regulations, the timing and character of income thereon would be affected. Among other things, investors may be required to accrue interest on the Notes as OID income, subject to adjustments, at a "comparable yield" multiplied by the adjusted issue price. Furthermore, in such case, any gain recognized with respect to the Notes would generally be treated as ordinary income rather than capital gain. However, because the Notes bear a variable interest rate that is reset and payable every month, the Issuer expects that
(i) the accrual of income at the comparable yield, as adjusted on each Interest Payment Date, should not significantly alter the timing of income inclusion; and (ii) any gain recognized with respect to the Notes should not be significant. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of investing in, and extending the maturity of, the Notes.

         Prospective investors should consult the summary describing the principal U.S. federal income tax consequences of the ownership and disposition of the Notes contained in the section called "United States Federal Income Tax Considerations" in the accompanying Prospectus Supplement.


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